United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
July 6, 2009
(Date of Report)
ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1
EX-99.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 6, 2009, Ultralife Corporation (the “Company”) entered into new employment agreements with John D. Kavazanjian, its President and Chief Executive Officer, and William A. Schmitz, its Chief Operating Officer, which effectively amended their existing employment agreements. The employment agreements were amended to cap the severance benefits upon a specified change of control event at no more than three times the executive officer’s average annual compensation for the previous five years to the extent necessary to not incur the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) and not limit the Company’s tax deduction under Section 280G of the Code (such sections together, the “Tax Limitations”). In the event a severance benefit owed to Mr. Kavazanjian or Mr. Schmitz exceeds the Tax Limitations, then the Company will determine which severance benefits are reduced so that such severance benefits are not subject to the Tax Limitations.
     The employment agreements were also amended to include the 2009 annual base salaries for Mr. Kavazanjian and Mr. Schmitz. Mr. Kavazanjian’s annual base salary is $420,000 for 2009 and Mr. Schmitz’s annual base salary is $299,999.96 for 2009.
     The employment agreements were also amended to, among other things: (i) clarify that restricted stock awards and stock appreciation rights will be accelerated along with other equity arrangements in the event of an (a) involuntary termination without business reasons or a constructive termination, (b) change in control or (c) termination upon death, as such terms are defined in the employment agreements; (ii) reflect the Company’s paid time off policy; and (iii) increase to 90 days the period of time Mr. Kavazanjian or Mr. Schmitz can exercise vested stock options to coincide with the period of time set forth in the Company’s Amended and Restated 2004-Long-Term Incentive Plan.
     Copies of the Employment Agreements for Mr. Kavazanjian and Mr. Schmitz are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Employment Agreement, dated July 6, 2009, between the Company and John D. Kavazanjian.
99.2	Employment Agreement, dated July 6, 2009, between the Company and William A. Schmitz.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2009	ULTRALIFE CORPORATION
/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration & General Counsel